UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

	FORM	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 13, 2026
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483		47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1701 East Mossy Oaks Road,	Spring,	TX	77389
(Address of principal executive offices)			(Zip code)

(678)	259-9860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE
7.625% Series C Mandatory Convertible Preferred Stock, par value $0.01 per share	HPEPrC	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure.
On May 13, 2026, the Company closed on the sale and disposition of 13.8% of the total issued share capital of H3C Technologies Co., Limited ("H3C"), held by certain HPE subsidiaries, to the following entities, each incorporated or formed (as applicable) in the People's Republic of China: (a) Unisplendour International Technology Limited, incorporated in the Hong Kong Special Administrative Region of the People's Republic of China ("UNIS"), (b) Beijing Xinhua Zhilian Equity Investment Co., Ltd., a purchasing entity formed by China Cinda Asset Management Co., Ltd., (c) China CITIC Financial Asset Management Co., Ltd., (d) Shenzhen Zhaohua Information and Communication Technology Phase I Private Equity Investment Fund Partnership (Limited Partnership), a purchasing entity formed by China Merchants Capital, (e) Beijing Changshi Zhihua Equity Investment Co., Ltd, a purchasing entity formed by China Great Wall Asset Management Co., Ltd., (f) Hefei Huaxin Mingzhu Venture Capital Partnership L.P. (formerly known as Hefei Huaxin Mingzhu Equity Investment Partnership L.P.), and (g) Ningbo Yongning Yinshu Venture Capital Partnership (Limited Partnership) (each, a "Counterparty" and collectively, the "Counterparties") for approximately USD $986.8 million, pursuant to the Share Purchase Agreements (each, a "Share Purchase Agreement" and collectively, the "Share Purchase Agreements") entered into on November 17, 2025 and November 28, 2025 (other than the Share Purchase Agreement with UNIS as noted herein), as previously disclosed on the Current Reports on Form 8-K, filed with the Securities and Exchange Commission (the "Commission") on November 17, 2025 and December 1, 2025.

We expect to close on the Company's sale and disposition of the remaining 5.2% of the total issued share capital of H3C held by certain HPE subsidiaries to UNIS for approximately USD $370.4 million pursuant to the Share Purchase Agreement entered into on November 28, 2025, as previously disclosed on the Current Report on Form 8-K, filed with the Commission on December 1, 2025, in the first half of calendar 2026, as previously communicated.

The information contained in Item 7.01 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this report shall not be incorporated by reference into any filing of the registrant, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Forward-looking statements.

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any statements relating to the sale transaction with UNIS that has not yet closed. The words “believe,” “expect,” “anticipate,” “intend,” “will,” “may,”

and similar expressions are intended to identify such forward-looking statements. Such statements involve risks, uncertainties, and assumptions relating, but not limited, to the timing and satisfaction of closing conditions for the sale transaction with UNIS that has not yet closed. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HPE and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, uncertainties, and assumptions also include those that are described in HPE’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and that are otherwise described or updated from time to time in HPE’s Commission’s reports. HPE assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: May 14, 2026	By:	/s/ David Antczak
	Name:	David Antczak
	Title:	Senior Vice President, General Counsel and Corporate Secretary